Exhibit 99.1

Microbot Medical Receives Additional Patent Allowance in Israel for the LIBERTY® Robotic System

Corresponding Application Previously Granted in the U.S. as the Company Continues to Create Global Barriers to Entry for its Novel Technology

HINGHAM, Mass., November 3, 2022 – Microbot Medical Inc. (Nasdaq: MBOT) continues to aggressively protect its global intellectual property (IP) portfolio for the LIBERTY® Robotic System as an additional patent allowance was issued by the Israeli Patent Office, covering the modular concept, and compliments a corresponding application that was previously granted by the U.S. Patent and Trademark Office (USPTO).

The allowed claims cover the unique modular and versatile design of the LIBERTY system allowing for the manipulation of a variety of tools. The Company expects the allowed claims to reinforce the position of LIBERTY as the first fully disposable, fully sterilized, robotic system for endovascular procedures.

“The impressive progress of the team is evident as we have now secured 5 patents for the LIBERTY Robotic System since it was unveiled just three years ago,” commented Harel Gadot, Chairman, CEO and President. “This level of success is incredibly important as we continue to progress the LIBERTY Robotic System, especially as we enter the regulatory phase and begin implementing the commercialization plan for our novel technology. We believe the LIBERTY Robotic System is going to dramatically change the landscape for endovascular procedures and to provide access for patients who have otherwise gone without proper treatment for lack of resources and access to advanced products.”

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, focused primarily on both natural and artificial lumens within the human body. Microbot’s current proprietary technological platforms provide the foundation for the development of a Multi Generation Pipeline Portfolio (MGPP).

Microbot Medical was founded in 2010 by Harel Gadot, Prof. Moshe Shoham, and Yossi Bornstein with the goals of improving clinical outcomes for patients and increasing accessibility through the use of micro-robotic technologies. Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of potential products, including LIBERTY and the One & DoneTM technologies, the outcome of its studies to evaluate LIBERTY, the One & DoneTM technologies and other existing and future technologies, any failure or inability to recruit physicians and clinicians to serve as primary investigators to conduct regulatory studies which could adversely affect or delay such studies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michael Polyviou

EVC Group

mpolyviou@evcgroup.com

732-933-2754